SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 31, 2014

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington (prior to reincorporation) Delaware (after reincorporation)		91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 31, 2014, the Audit Committee of AmpliPhi Biosciences Corporation (the “Company”) determined, after consultation between Company management and the Company’s independent auditors, PBMares, LLP, that the Company’s financial statements for the period ended September 30, 2013 did not reflect the full non-cash impact of the treatment of the Company’s Series B Preferred Stock, certain promissory notes and certain warrants issued in June 2013 and July 2013 (the “Securities”) as derivative instruments. Under Accounting Standards Codification 815, Derivatives and Hedging, the Securities should be classified as derivative instruments because they contain certain anti-dilution protections, and in periods subsequent to issuance, changes in the estimated fair value of the derivative instruments should be recorded as non-cash income or expense in the statement of operations. Company management and the Audit Committee, after consultation with PBMares, LLP determined that the statement of operations for the period ended September 30, 2013, did not fully account for the non-cash expense associated with such treatment. As a result, the Company will restate its financial statements for the nine months ended September 30, 2013 when it files the Amendment No. 2 to the Company’s Registration statement on Form 10 and the Amendment No. 2 to the Company’s Registration Statement on Form S-1. Based on the recommendation of management and after discussions with the Company’s independent auditors, the Company determined that the financial statements for the period ended September 30, 2013, including those contained in the Company’s Registration Statement on Form 10 and Registration Statement on Form S-1, both as amended, should no longer be relied upon.

The non-cash adjustments to the financial statements as of September 30, 2013, do not impact the amounts previously reported for the Company’s cash and cash equivalents, operating expenses, or total operating, investing or financing cash flows.

In addition, in connection with the audit of the Company’s financial statements for the year ended December 31, 2013, Company management has determined that certain assets included as goodwill related to the Company’s acquisitions of Special Phage Holdings Ptd Ltd and Biocontrol Limited will be reclassified as in-process research and development. Such reclassification will not have an impact on total assets for any periods previously reported. The Company filed a Form 12b-25 Notification of Late Filing with the SEC on March 31, 2014 with regard to its Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”). The Company intends to file the 2013 10-K by April 15, 2014, which is within the fifteen-day extension period provided by Rule 12b-25 under the Exchange Act. The 2013 10-K will include a discussion of material weaknesses in the Company’s internal controls over financial reporting.

Cautionary Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about the Company’s plans to restate its financial statements, the timing of such restatement and amendments and the restatement’s effect on prior financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K; any delay in the filing of required periodic reports with the SEC; the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures; whether the review is expanded to additional matters beyond internal controls and disclosure controls and procedures; changes in the ranges of estimates and adjustments in this Current Report on Form 8-K due to the audit of the Company’s annual financial statements; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; adverse effects on the Company’s business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: April 4, 2014	By:	/s/ Philip J. Young
Philip J. Young

President, Chief Executive Officer and Director